Exhibit 99.1

Discovery Labs Announces Date of 2009 Annual Shareholder Meeting

Warrington, PA — September 4, 2009 — Discovery Laboratories, Inc. (Nasdaq: DSCO), a biotechnology company developing its proprietary KL4 surfactant technology to improve respiratory critical care medicine, today announced that its Annual Meeting of Stockholders will be held on Monday, December 7, 2009. Discovery Labs expects to mail its definitive proxy statement to all stockholders of record on or about October 21, 2009.

Rule 14a-8 Stockholder Proposal Deadline
The date of the 2009 annual meeting will be more than 30 days after the anniversary of the 2008 annual meeting.  Pursuant to Rule 14a-8 under the Securities Exchange Act, stockholders may present proposals for inclusion in the Company’s proxy statement for the 2009 annual meeting by submitting their proposals to the Company a reasonable time before the Company begins to print and send its proxy materials. The Company’s Board of Directors has set September 15, 2009 as the deadline for receipt of stockholder proposals pursuant to Rule 14a-8.  In order for a proposal under Rule 14a-8 to be considered timely, it must be received by the Company on or prior to September 15, 2009, at the Company’s principal executive offices at 2600 Kelly Rd., Suite 100, Warrington, PA 18976 and be directed to the attention of the Corporate Secretary.  All stockholder proposals must be in compliance with applicable laws and regulations in order to be considered for inclusion in the proxy statement for the 2009 annual meeting.

Bylaws Advance Notice Deadline
Under the Company’s By-Laws, stockholders may also present a proposal or director nomination at the 2009 annual meeting if advance written notice is timely given to the Secretary of the Company, at the Company’s principal executive offices, in accordance with the Company’s By-Laws.  To be timely, notice by a stockholder of any proposal or nomination must be provided not later than the close of business on September 15, 2009.  The Company’s By-Laws specify requirements relating to the content of the notice that stockholders must provide.

About Discovery Labs
Discovery Laboratories, Inc. is a biotechnology company developing Surfactant Therapies for respiratory diseases.  Surfactants are produced naturally in the lungs and are essential for breathing.  Discovery Labs’ novel proprietary KL4 Surfactant Technology produces a synthetic, peptide-containing surfactant that is structurally similar to pulmonary surfactant and is being developed in liquid, aerosol or lyophilized formulations. In addition, Discovery Labs’ proprietary Capillary Aerosolization Technology produces a dense aerosol, with a defined particle size that is capable of potentially delivering aerosolized KL4 surfactant to the deep lung without the complications currently associated with liquid surfactant administration. Discovery Labs believes that its proprietary technology platform makes it possible, for the first time, to develop a significant pipeline of surfactant products to address a variety of respiratory diseases for which there frequently are few or no approved therapies. For more information, please visit our website at www.Discoverylabs.com.

Forward Looking Statements
To the extent that statements in this press release are not strictly historical, all such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements, including without limitation, any relating to the second half of the Company’s fiscal year, are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made.  Examples of such risks and uncertainties are: risks relating to the rigorous regulatory requirements required for approval of any drug or drug-device combination products that Discovery Labs may develop, including that: (i) Discovery Labs and the U.S. Food and Drug Administration (FDA) or other regulatory authorities will not be able to agree on the matters raised during regulatory reviews, or Discovery Labs may be required to conduct significant additional activities to potentially gain approval of its product candidates, if ever, (ii) the FDA or other regulatory authorities may not accept or may withhold or delay consideration of any of Discovery Labs’ applications, or may not approve or may limit approval of Discovery Labs’ products to particular indications or impose unanticipated label limitations, and (iii) changes in the national or international political and regulatory environment may make it more difficult to gain FDA or other regulatory approval; risks relating to Discovery Labs’ research and development activities, including (a) time-consuming and expensive pre-clinical studies, clinical trials and other efforts, which may be subject to potentially significant delays or regulatory holds, or fail, and (b) the need for sophisticated and extensive analytical methodologies, including an acceptable biological activity test, if required, as well as other quality control release and stability tests to satisfy the requirements of the regulatory authorities; risks relating to Discovery Labs’ ability to develop and manufacture drug products and capillary aerosolization systems for clinical studies, and, if approved, for commercialization of drug and combination drug-device products, including risks of technology transfers to contract manufacturers and problems or delays encountered by Discovery Labs, its contract manufacturers or suppliers in manufacturing drug products, drug substances and capillary aerosolization systems on a timely basis or in an amount sufficient to support Discovery Labs’ development efforts and, if approved, commercialization; risks that (a) market conditions, the competitive landscape or otherwise, may make it difficult to launch and profitably sell products, (b) Discovery Labs may be unable to identify potential strategic partners or collaborators to market its products, if approved, in a timely manner, if at all, and (c) Discovery Labs’ products will not gain market acceptance by physicians, patients, healthcare payers and others in the medical community; the risk that Discovery Labs or its strategic partners or collaborators will not be able to attract or maintain qualified personnel; the risk that Discovery Labs will not be able in a changing financial market to raise additional capital or enter into strategic alliances or collaboration agreements, or that the ongoing credit crisis will adversely affect the ability of Discovery Labs to fund its activities, or that additional financings could result in substantial equity dilution; the risk that Discovery Labs will not be able to access credit from its committed equity financing facilities, or that the share price at which Discovery Labs may access the facilities from time to time will not enable Discovery Labs to access the full dollar amount potentially available under the facilities; the risk that Discovery Labs will be unable to maintain The Nasdaq Global Market listing requirements, causing the price of Discovery Labs’ common stock to decline; the risk that recurring losses, negative cash flows and the inability to raise additional capital could threaten Discovery Labs’ ability to continue as a going concern;  the risks that Discovery Labs may be unable to maintain and protect the patents and licenses related to its products, or other companies may develop competing therapies and/or technologies, or health care reform may adversely affect Discovery Labs; risks of legal proceedings, including securities actions and product liability claims; risks relating to reimbursement and health care reform; and other risks and uncertainties described in Discovery Labs’ filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

Contact Information:
Lisa Caperelli, Investor Relations
215-488-9413